IR Contact Chris Witty / Jody Burfening Lippert/Heilshorn & Associates cwitty@lhai.com (212) 838-3777

FOR IMMEDIATE RELEASE	DRAFT - CONFIDENTIAL 11/13/07

GlobalOptions Group Announces Third Quarter Results

NEW YORK, November 14, 2007 - GlobalOptions Group, Inc. (NASDAQ: GLOI), a leading provider of domestic and international risk mitigation and management services, today announced results for the third quarter and nine months ended September 30, 2007.

Revenue for the third quarter was $21.6 million, as compared with $21.0 million for the same period in 2006. This increase reflects the impact from the expanded customer base built through our acquisitions of Hyperion Risk in August of 2006 and On Line Consulting, Bode Technology and FACTICON in the first quarter of 2007. Our operating loss for the quarter was $4.4 million, versus an operating loss of $0.2 million for the third quarter of last year. Net loss and net loss applicable to common stockholders for the third quarter was $4.9 million or $(1.45) per share versus just under break even, or $(0.01) per share for the third quarter of 2006. The company’s weighted average common shares outstanding rose to 3.4 million for the third quarter of 2007 versus 2.4 million last year.

For the first nine months of 2007, GlobalOptions reported revenue of $65.4 million, versus $44.6 million in the same period last year. Had all acquisitions been completed as of January 1, 2007, total pro forma revenue for the nine months ended September 30, 2007 would have been approximately $68.6 million. The operating loss was $18.0 million for the first nine months of 2007, as compared with $1.1 million in 2006. GlobalOptions’ net loss for the period was $18.4 million as compared to $11.8 million in 2006. Our net loss applicable to common stockholders for the period was $18.4 million, or $(6.21) per share, versus a net loss of $36.2 million, or $(17.25) per share for 2006.

“While the quarter’s top line performance was negatively impacted by the delay in our contract with the state of Louisiana, we have recently accomplished a great deal.” stated Dr. Harvey Schiller, GlobalOptions’ Chairman & CEO. “We began trading on Nasdaq and, more recently, successfully completed a public offering of 4.5 million shares of common stock - raising over $20 million in gross proceeds and enhancing our trading liquidity in tandem. The move to Nasdaq and the public offering have provided the company with greater access to a larger pool of institutional investors. While a portion of the money raised has paid down certain indebtedness, the remainder is available for working capital and to fund potential strategic acquisitions.

“In addition, the completion of the offering streamlined our balance sheet - converting our Series C Preferred Stock into common (or common equivalents) and simplifying our capital structure. At the same time, we continued to aggressively pursue all growth opportunities this quarter and were pleased by the new Louisiana contract, where each year represents nearly $20 million in potential revenue. Our Preparedness Services unit consistently wins high-profile contracts providing disaster planning and recovering assistance to governments and organizations of all sizes. GlobalOptions’ other operations are, likewise, seeing increased demand for fraud detection, security planning, forensic analysis, risk mitigation, and investigative services.

“Our revenue outlook for 2007 remains unchanged at $85-$90 million, with an estimated $105- $115 million projected in 2008 - representing organic growth of 15%-35%. With the completion of our secondary offering and move to Nasdaq, the Company is now strategically focused on accelerating top line growth and increasing margins on the path to profitability, solidifying our market leadership.”

Conference Call
GlobalOptions Group will host an earnings conference call at 10:00 a.m. Eastern on November 14. During the call, Dr. Harvey Schiller, Chairman and Chief Executive Officer, and Jeff Nyweide, Chief Financial Officer, will discuss the Company’s performance and financial results. The telephone number for the conference call is 888-634-9408. A live webcast of the call will also be available on the company's website, www.GlobalOptions.com.

The webcast will be archived on the site, and investors will be able to access an encore recording of the conference call for one week by calling 800-642-1687, conference ID #2473907. The encore recording will be available two hours after the conference call has concluded.

About GlobalOptions Group, Inc.
GlobalOptions, with headquarters in New York City and offices in 16 cities, is an integrated provider of risk mitigation and management services to government entities, FORTUNE 1000 corporations and high net-worth and high-profile individuals throughout the world. We enable clients to identify, assess and prevent natural and man-made threats to the well-being of individuals and the operations of governments and corporations. In addition, we assist our clients in recovering from the damages or losses resulting from the occurrence of acts of terror, natural disasters, fraud and other risks. We deliver risk mitigation and management services through four business units: Preparedness Services; Fraud and Special Investigations Unit Services; Security Consulting and Investigations; and International Strategies. Additional information can be found at www.globaloptions.com.

Statements in this press release regarding the Company's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. The Company wishes to caution readers not to place undue reliance on such forward-looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1995, and as such, speak only as of the date made. To the extent the content of this press release includes forward-looking statements, they involve various risks and uncertainties, including the successful integration of acquired businesses, projected financial information and the continued successful implementation of the Company's business strategy.

Certain of these risks and uncertainties are described in greater detail in GlobalOptions Group's filings with the Securities and Exchange Commission. GlobalOptions Group is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheet
September 30, 2007
(Unaudited)

ASSETS
Current assets:

Cash and cash equivalents	$2,981,224
Accounts receivable, net of allowance for doubtful
accounts of $3,889,465	28,859,673
Inventories	2,732,781
Prepaid expenses and other current assets	790,078

Total current assets	35,363,756

Property and equipment, net	5,226,386
Intangible assets, net	7,199,200
Goodwill	24,108,834
Deferred offering costs	241,634
Security deposits and other assets	575,490

Total assets	$72,715,300

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Line of credit	$7,828,237
Obligation to issue common stock	2,160,000
Notes payable	9,591,513
Accounts payable	5,043,339
Deferred revenues	406,021
Accrued compensation and related benefits	4,413,819
Other current liabilities	1,940,988

Total current liabilities	31,383,917

Long term liabilities:
Notes payable, less current portion	394,310
Deferred rent obligations	312,287
Total long term liabilities	706,597

Total liabilities	32,090,514

Commitments

Stockholders' equity:
Preferred stock, $0.001 par value, 14,840,000 shares authorized, no shares
issued or outstanding	-

Series C preferred stock, voting, $0.001 par value, 60,000 shares authorized,	59
59,400 shares issued and outstanding, liquidation preference $59,400,000

Series D preferred stock, voting, $0.001 par value, 100,000 shares authorized,
19,706.52 shares issued and outstanding, liquidation preference $20	20

Common stock, $0.001 par value; 100,000,000 shares authorized;
3,619,102 shares issued and outstanding	3,619

Additional paid-in capital	83,696,360

Accumulated deficit	(43,075,272)

Total stockholders' equity	40,624,786

Total liabilities and stockholders' equity	$72,715,300

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Condensed Consolidated Statements Of Operations
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2006	2007	2006	2007

Revenues	$21,017,262	$21,574,144	$44,611,876	$65,428,567

Cost of revenues	10,738,102	11,479,069	22,860,911	35,833,363
Gross profit	10,279,160	10,095,075	21,750,965	29,595,204

Operating expenses:

Selling and marketing	2,585,236	1,357,436	6,353,441	12,257,688

General and administrative	7,882,643	13,143,126	16,526,627	35,374,002

Total operating expenses	10,467,879	14,500,562	22,880,068	47,631,690

Loss from operations	(188,719)	(4,405,487)	(1,129,103)	(18,036,486)

Other income (expense):

Interest income	193,980	15,702	210,517	267,673

Interest expense	(21,347)	(540,141)	(628,397)	(745,222)

Other income	-	-	-	100,000

Amortization of debt discounts	-	-	(7,522,602)	-

Amortization of deferred financing costs	-	-	(2,694,500)	-

Other expense, net	172,633	(524,439)	(10,634,982)	(377,549)

Net loss	(16,086)	(4,929,926)	(11,764,085)	(18,414,035)

Deemed dividends to Series B convertible
preferred stockholders	-	-	(24,413,362)	-

Net loss applicable to common stockholders	$(16,086)	$(4,929,926)	$(36,177,447)	$(18,414,035)

Basic and diluted net loss per share	$(0.01)	$(1.45)	$(17.25)	$(6.21)

Weighted average number of common shares
outstanding - basic and diluted	2,361,915	3,406,520	2,097,292	2,963,709